IKONA GEAR INTERNATIONAL, INC.
100-1650 Brigantine Drive

Coquitlam, British Columbia

Canada, V3K 7B5

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

        This Proxy Statement is being furnished to the shareholders of Ikona Gear International, Inc. (respectively, the "Ikona Shareholders" and "Ikona" or the "Company") in connection with the solicitation by Ikona of proxies to be used at the Annual Meeting of Ikona Shareholders on February 25, 2008 (the "Annual Meeting"), at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournment thereof.  When the accompanying proxy is properly executed and returned, the shares of common stock it represents will be voted at the Annual Meeting, and where a choice has been specified on a proxy, will be voted in accordance with such specification.  If no choice is specified on a proxy, the shares it represents will be voted

*	FOR the election of three (3) Directors;

*	FOR the ratification of Davidson & Company, LLP, Chartered Accountants, as the Company's independent registered public accounting firm for the fiscal year ended August 31, 2008;

according to the judgment of the persons named in the enclosed proxies as to any other action which may properly come before the Annual Meeting or any adjournment thereof.

        In the event the Annual Meeting is, for any reason, adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the Annual Meeting.  At the adjourned meeting, any business may be transacted which might have been transacted at the original Annual Meeting.

ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE MAILED OR DELIVERED TO THE SECRETARY, BY RECEIPT OF A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY, AND BY REVOCATION OF A WRITTEN PROXY BY REQUEST IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS.  IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY FORM.

        This Statement is being mailed on or about January 14, 2008, to Ikona Shareholders eligible to vote at the Annual Meeting.  Concurrently with the mailing of this Statement, Ikona is furnishing to its shareholders Ikona's Annual Report on Form 10-KSB for its fiscal year ended August 31, 2007, and its Quarterly Report on Form 10-QSB for the three months ended November 30, 2007.

        Ikona is bearing all costs of soliciting proxies, and expressly reserves the right to solicit proxies otherwise than by mail.  The solicitation of proxies by mail may be followed by telephone, telegraph or other personal solicitations of certain Ikona Shareholders and brokers by one or more of the Directors or by Officers or employees of Ikona.  Ikona may request banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions.  As of the date of this mailing, however, Ikona has not made any contracts or arrangements for such solicitations; hence they cannot identify any parties or estimate the cost of such solicitation.

        Only Ikona Shareholders of record as of the close of business on January 7, 2008 (the "Record Date"), will be entitled to vote at the Annual Meeting.  Representation of a majority of Ikona's shares of common stock outstanding on the Ikona Record Date, either in person or by proxy, constitutes a quorum for the Annual Meeting.  When a quorum is present, the vote by a plurality of the shares represented at the Meeting shall decide the election of directors; and on all other matters, a proposal will be ratified if votes in favor of the proposal are greater than votes against the proposal.  As of the Record Date, Ikona had outstanding 34,057,791 shares of common stock, with each share being entitled to one vote.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

We are soliciting proxies for the 2007 annual meeting of shareholders.  The Board is furnishing this Proxy Statement and the accompanying proxy to shareholders of Ikona as part of the solicitation of proxies for use at the Meeting.  You are receiving a proxy statement because you owned shares of our common stock on January 7, 2008 (the “Record Date”), and that entitles you to vote at the meeting.  This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

This Proxy Statement, the Notice of Annual Meeting and the enclosed form of proxy are first being mailed to the shareholders of Ikona on or about January 14, 2007.

Date, Time and Place of Meeting

The Meeting will be held on February 25, 2008 at Ikona Gear’s Coquitlam Headquarters located at 100-1650 Brigantine Drive, at 3:00 PM local time.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board and committees thereof, the compensation of directors and executive officers for fiscal 2007 and other information that the Securities and Exchange Commission requires us to provide annually to our shareholders.

How may I obtain Ikona’s 10-KSB and other financial information?

A copy of our 2007 Form 10-KSB and our Form 10-QSB for the quarter ended November 30, 2007 are enclosed and incorporated by reference herein.   Shareholders may request another free copy of our 2007 Form 10-KSB and Form 10-QSB, from:

Corporate Secretary

Ikona Gear International, Inc.

100-1650 Brigantine Drive

Coquitlam, British Columbia

Canada, V3K 7B5

We will also furnish any exhibit to the 2007 Form 10-KSB or Form 10-QSB if specifically requested. Shareholders may also find other filings with the SEC and corporate governance and other information on the investor relations page of our website at http://www. ikona.ca, as well as on the SEC website at www.sec.gov.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the accompanying notice of annual meeting. In addition, management will report on our fiscal 2007 performance and respond to appropriate questions from shareholders.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on the Record Date, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on the Record Date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

How many votes do I have?

You will be entitled to one vote for each outstanding share of Ikona Gear International, Inc. common stock you owned as of the Record Date on each matter considered at the meeting. As of January 7, 2008, there were approximately 100 shareholders of record of Ikona common stock and 34,057,791 shares of the Company’s common stock outstanding and entitled to vote.

Who can attend the meeting?

Subject to space availability, all shareholders as of the Record Date, or their duly appointed proxies, may attend the meeting.  If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will also need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or Internet, indicating your plans when prompted.

Matters to be Considered

The purpose of the Meeting is to consider and vote upon the following matters:

*	to elect three (3) Directors; and,

*	the ratification of Davidson & Company, LLP, Chartered Accountants. as the Company's independent registered public accounting firm for the fiscal year ended August 31, 2008.

        Management of Ikona does not know of any other matter to be brought before the Meeting other than as referred to in this Proxy Statement.  If any other business should properly come before the Meeting, the persons named in the proxy will vote upon those matters in their discretion.

What constitutes a quorum?

        The presence at the meeting, in person or by properly executed proxy of holders of a majority of the aggregate voting power of the common stock outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the meeting.  As of January 7, 2008, 34,057,791 shares of common stock, representing the same number of votes, were outstanding.  Thus, based on the January 7, 2008 number, the presence of the holders of common stock representing at least 17,028,896 votes will be required to establish a quorum.  Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business.  Broker non-votes will not be considered present at the meeting for purpose of determining a quorum.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting.  We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting.  If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted.  You can vote by proxy by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote you shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or using the Internet.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Board.  The Board and management do not now intend to present any matters at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of shareholders arise, shareholders returning the proxy card confer upon the individuals named on the proxy card discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

Can I change my vote after I return my proxy card?

Yes. If you are a shareholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing with the Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.  For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person.  In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Who counts the votes?

Votes will be counted and certified by the Inspectors of Election, who are employees of Signature Stock Transfer, Inc., the Company’s transfer agent.  If you are a shareholder of record, your signed proxy card is returned directly to Signature Stock Transfer, Inc. for tabulation.  If you hold your shares in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will return one proxy card to Signature Stock Transfer, Inc. on behalf of its clients.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.  The Board’s recommendations are set forth together with the description of each item in this proxy statement.  In summary, the Board recommends a vote FOR each of the proposals.

Will shareholders be asked to vote on any other matters?

To the knowledge of the Company and its management, shareholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for shareholders will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

Election of Directors.    Directors are elected by a plurality of the votes cast at the meeting, which means that the one nominee who receives the highest number of properly executed votes will be elected as a director, even if that nominee does not receive a majority of the votes cast. Each share of our common stock is entitled to one vote for each of the director nominees. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

The officers and directors of Ikona have indicated that they intend to vote their shares FOR each director.  These individuals own shares representing a total of 10,860,463 shares, or approximately 25% of the total number of shares of Ikona common stock outstanding as of the Record Date.

Approval of Independent Registered Public Accounting Firm.    The ratification of the appointment of Davidson & Company, LLP, Chartered Accountants to serve as the Company’s independent auditors for fiscal 2008 (Item 2) requires the affirmative vote of the majority of the votes cast.

A properly executed proxy marked “abstain” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.  Accordingly, an abstention will have the effect of a negative vote.

How are votes counted?

In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.  You may not cumulate your votes for the election of directors.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.”   If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”   If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

If you hold your shares in “street name” through a broker, bank or other nominee rather than directly in your own name, then your broker, bank or other nominee is considered the shareholder of record, and you are considered the beneficial owner of your shares.  The Company has supplied copies of its proxy materials for its 2007 annual meeting of shareholders to the broker, bank or other nominee holding your shares of record, and they have the responsibility to send these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares at the annual meeting.  The broker, bank or other nominee that is the shareholder of record for your shares is obligated to provide you with a voting instruction card for you to use for this purpose.  If you hold your shares in a brokerage account but you fail to return your voting instruction card to your broker, your shares may constitute “broker non-votes.”  Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.  In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered present and entitled to vote on that proposal.  If a quorum is present at the annual meeting, the persons receiving the greatest number of votes will be elected to serve as directors. As a result, broker non-votes will not affect the outcome of the voting on the election of directors (Item 1).  The ratification of the appointment of the Company’s independent auditors (Item 2) requires the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal.  A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved. Shares represented by such “broker non-votes” will however, be counted in determining whether there is a quorum.

If you are a beneficial owner and your broker, bank or other nominee holds your shares in its name, the broker, bank or other nominee is permitted to vote your shares on the election of directors and the ratification of the appointment of Davidson & Company, LLP, Chartered Accountants,. as our independent auditor, even if the broker, bank or other nominee does not receive voting instructions from you.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards.  For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares.  If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card.  Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Where can I find the voting results of the annual meeting?

The Company intends to announce the preliminary voting results at the annual meeting and publish the final results in its quarterly report on Form 10-QSB for the quarter ending February 29, 2008.

What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders?

You may submit proposals for consideration at future shareholder meetings.  For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, our Corporate Secretary must receive the written proposal at our principal executive offices no later than August 31, 2008.   Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholders proposals in company-sponsored proxy materials.  Proposals should be addressed to:

Corporate Secretary

Ikona Gear International, Inc.

100-1650 Brigantine Drive

Coquitlam, British Columbia

Canada, V3K 7B5

For a shareholder proposal that is not intended to be included in our proxy statement under Rule 14a-8, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of our common stock to approve the proposal and provide the information required by our by-laws and give timely notice to the Corporate Secretary in accordance with our by-laws, which, in general, require that the notice be received by the Corporate Secretary:

(a)     Not less than 60 days prior to the next meeting, and

(b)     Not more than 90 days prior to the next meeting.

In the event that less than 70 days’ notice or prior public announcement of the date of the meeting is given or made to shareholders, notice by the shareholders to be timely must be received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made.

Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy or if you need additional copies of this proxy statement or voting materials, you should contact our proxy solicitor:

Corporate Secretary

Ikona Gear International, Inc.

100-1650 Brigantine Drive

Coquitlam, British Columbia

Canada, V3K 7B5

Solicitation of Proxies; Expenses

The costs of filing and printing this Proxy Statement and the materials used in this solicitation will be borne by Ikona.  In addition to solicitation by mail, the directors, officers, and employees of Ikona may solicit proxies from shareholders by telephone or in person.  Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to Ikona shareholders.  Ikona may reimburse these custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses incurred.

YOU SHOULD NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARD.

SUMMARY OF PROPOSALS TO BE DECIDED AT THE ANNUAL MEETING

        The following summary only highlights selected information from this document and may not contain all of the information that is important to you. To understand each Proposal fully, you should carefully read this entire document.

        1.      Proposal No. 1 - Election of Directors. The Directors of the Company have voted to nominate three (3) Directors for election to hold office until the next Annual Meeting of the Shareholders and until their successors are elected and qualified.  The persons named in the accompanying form of Proxy intend, in the absence of contrary instructions, to vote all proxies FOR the election of the following nominees:

1.	Laith I. Nosh

2.	Joe Vosburgh

3.	J. Brendan Burns

                All nominees have consented to stand for election and to serve if elected.  If any such nominees should be unable to serve, an event not now anticipated, the proxies will be voted for such person, if any, as shall be designated by the Board of Directors to replace any such nominee.

        2.     Proposal No. 2 - Selection of Independent Registered Public Accounting Firm for the Company.   The Board of Directors of the Company has approved the selection of the firm of Davidson & Company, LLP, Chartered Accountants, as independent accountants for the Company for the fiscal year ending August 31, 2008.  Dohan & Company, CPA’s, P.A, examined and reported on the financial statements of the Company for the fiscal years ended August 31, 2007, August 31, 2006 and August 31, 2005 as well as provided services related to filings made with the Securities and Exchange Commission until January 3, 2008.  Effective January 3, 2008, the Company’s Board of Directors and the Audit Committee of the Board of Directors dismissed Dohan & Company, CPA’s P.A. and retained Davidson & Company, LLP, Chartered Accountants.  The selection of Davidson & Company, LLP, Chartered Accountants is hereby being submitted to the shareholders for ratification at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our Board of Directors has voted to nominate three (3) Directors for election to hold office until the next Annual Meeting of our Shareholders and until their successors are elected and qualified.  Each of the following nominees currently serves as a Director of our Company and has consented to be nominated to serve as a Director of the Company for the following year.

        a.        Nominees.

                   In the absence of contrary instructions, the persons named in the accompanying form of Proxy intend to vote all proxies FOR the election of the following nominees:

1.	Laith I. Nosh

2.	Joe Vosburgh

3.	J. Brendan Burns

     Mr. Nosh,  Mr. Vosburgh and Mr. Burns are currently Directors of the Company.

        b.        Recommendations to Shareholders.

                   The Ikona Board of Directors believes that the election of each of the above named nominees is in the best interest of the Ikona Shareholders, and unanimously recommends a vote FOR Proposal No. 1.

        c.        Votes Required.

                   Directors shall be elected by a plurality of the votes present at the meeting either in person or by proxy and entitled to vote on the election of directors.

                   The Company's Articles of Incorporation expressly prohibit cumulative voting.  Therefore, the holders of a majority of the Company's shares voting at a meeting at which a quorum is present could elect all of the Directors.  It is expected that the proxies received by the Directors' nominees will be voted, except to the extent that authority is withheld on any proxy as to all or one or more individuals, to elect as Directors the following nominees, whose principal occupations during the past five (5) years, directorships and certain other affiliations and information are set forth below:

        d.        Information Concerning Directors,  Director Nominees and Executive Officers.

Our Directors and Executive Officers and their respective ages and positions are set forth below:

Name	Age	Position

Laith I. Nosh	60	Director, President, Chief Executive Officer and interim Chief Financial Officer
Joe Vosburgh	39	Director, Executive Vice President
Gheorge Stefan	42	Chief Operating Officer
Sasa Tesic	40	Chief Engineer
Brendan Burns	44	Director

Brendan Burns, one of our directors is "independent" within the meaning of Nasdaq's listing standards. For this purpose, an "independent director" is defined to exclude officers or employees of the company or its subsidiaries or other individuals having a relationship with the issuer that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Laith Nosh, Director, President, Chief Executive Officer and interim Chief Financial Officer

Mr. Nosh has served as a director and our president and chief executive officer since October 2003.  Mr. Nosh was a founder of our predecessor company and the current operating subsidiaries, where he worked as president and chief executive officer since inception in August 2001.  He has been instrumental in the development, refinement and patenting of the Ikona Gearing System over the last eight years.  He has also developed and patented consumer product devices for the construction industry.  He received his degree from the University of Alberta in Mechanical Engineering and has over 30 years of experience in engineering, business management and marketing.

Gheorge Stefan, Chief Operating Officer

Mr. George Stefan B.Sc.(Eng), MBA, PMP has been with Ikona since September 2005, first in the role of director of manufacturing and subsequently joined the management team, as chief operating officer. Stefan is an engineering, project management and operations management professional with more than 15 years experience in the design, development, and management of new products and new operational processes with applications in the oil and gas, marine, heavy machinery, and boat building industries. For the past 8 years Stefan has led development for Pacific Rim Engineered Products, a designer and manufacturer of mechanical power transmission equipment. Previously, Stefan has held various operation management positions with Pacific Rim Engineered Products, WestBay Sonship Yachts, Bel-Air Enterprises, and the Romanian Navy.  Stefan has an MBA (2005), as well as Master's Degree in Project Management (2003) from City University in Vancouver, Canada. He also has a Bachelor of Science Degree in Engineering (1987), with a focus on electro-mechanical systems and operations management from Romania. Stefan is a registered Project Management Professional (PMP®), a member of the Project Management Institute, the Society of Project Management Professionals of Greater Vancouver, and the Society of Internationally Trained Engineers of British Columbia.

Sasa Tesic,Chief Engineer

Mr. Sasa Tesic, B.Eng., has been part of Ikona executive team since October 2005, in the role of chief engineering officer. Tesic is an engineering professional with 15 years experience in mechanical and industrial engineering, and software development, with applications in the oil and gas, automotive, marine, mining, dredging, and medical industries.  For the past 8 years Tesic has been employed by Pacific Rim Engineered Products, a designer and manufacturer of mechanical power transmission equipment.  Previously, Tesic has held various engineering and design positions with Pacific Rim Engineered Products, Cassola Management (Canada), Spectar, and Cobra System Engineering (Yugoslavia), and has extensive technical experience in engineering using various CAD packages, especially “Pro/Engineer”.  Tesic has a Bachelor of Engineering Degree in Mechanical Engineering (1992) from Yugoslavia (Serbia and Montenegro). He is also a published author, with articles in “The Scientific Technical Review” in Yugoslavia.

Joe Vosburgh, Director and Executive Vice President

Mr. Vosburgh served as an independent director from July 2005 to November 2006. In November of 2006, Mr. Vosburgh joined Ikona as Executive Vice President, retaining the position of related director on Ikona’s board.  Mr. Vosburgh joined Ikona after more than twelve years experience in product strategy, product marketing and development, global product portfolio planning, and risk analysis.  As of August 31st, 2006 Mr. Vosburgh was senior product manager, strategic marketing, for Ballard Power Systems, a global leader in fuel cell development and manufacture.  In this role, Joe has redefined Ballard's international product strategy for light-duty fuel cell products, developed global portfolio strategies, and spearheaded corporate-wide business realignment and product cost reduction projects.  From 1997-2001 Mr. Vosburgh held senior level product management positions in marketing, business development and professional services positions with Creo Inc. (now owned by Kodak).  From 2001 to 2002, Joe was Director, Professional Services with Infowave Software Inc.  From 2002 to 2003, he was a Product Marketing Director with Norsat International Inc., and from 2003 to 2005 he was Senior Product Manager for Chancery Software Inc. Mr. Vosburgh holds a Master's of Business Administration (MBA) in marketing and accounting from Queen's University (1995), and a Bachelor's Degree of Engineering from the University of Victoria (1993).  Joe has also received certification in managing new product development from Kellogg Graduate School of Management (2001), and lectures on Strategic Marketing, Business Strategy and Economics at the University of Phoenix and Kwantlen University College.

Brendan Burns, Director

J. Brendan Burns currently serves as manager of corporate planning of Ballard Power Systems Inc., a recognized world leader in the design, development and manufacture of zero-emission proton exchange membrane (PEM) fuel cells. Mr. Burns, the primary architect of Ballard’s annual operating budget, has responsibility for managing the company’s income statement, statement of cashflows and balance sheet, all of which incorporates responsibilities such as labor resource balancing, test stand allocations and production planning. In support of Ballard’s annual strategic planning process, Mr. Burns is responsible for forecasting product costs and providing guidance for strategic market introduction of each of the company’s product lines. Prior to joining Ballard Power in 1998, Mr. Burns spent five years as a management consultant to heavy manufacturing companies for whom he specialized in industry competitiveness issues. Mr. Burns earned a Bachelor of Science in Mechanical Engineering from the University of Toronto and a MBA from the University of Ottawa.

Except as indicated above, during the last five years none of our directors or officers have:

a.

had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

b.	been convicted in a criminal proceeding or subject to a pending criminal proceeding;

c.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

d.

been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Our directors are elected for a term of one year and stand for re-election at the Company’s annual general meeting.

Committees of the Board of Directors

The board appoints committees to help carry out its duties. In particular, board committees work on key issues in greater detail than would be possible at full board meetings. Each committee reviews the results of its meetings with the full board.

Audit Committee

The audit committee was composed of Nicola Simon and Joe Vosburgh from September 1, 2006, to February 8, 2007. From February 9, 2007, to April 16, 2007, Joe Vosburgh was the only member of the audit committee. From April 17, 2007 to August 31, 2007, the audit committee was composed of Joe Vosburgh and Brendan Burns. The audit committee is without a member who would be deemed an audit committee financial expert within the meeting of Item 401(e)(2) of regulation S-B. Efforts are under way to find a suitable independent audit committee financial expert. The audit committee is responsible for accounting and internal control matters.

The audit committee:

-	reviews with management, the internal auditors and the independent auditors, policies and procedures with respect to internal controls;
-	reviews significant accounting matters;
-	approves the audited financial statements prior to public distribution;

-	approves any significant changes in accounting principles or financial reporting practices;
-	reviews independent auditor services; and
-	recommends to the board of directors the firm of independent auditors to audit our consolidated financial statements.

In addition to its regular activities, the committee is available to meet with the independent accountants, controller or internal auditor whenever a special situation arises.

Audit Committee Report

The following matters have been undertaken by the Company’s Controller, Silvia Minka, CMA rather than the audit committee of the board of directors:

1.

reviewed and discussed the Company's audited financial statements for the fiscal year ended August 31, 2007 with management and representatives of Dohan and Company, CPA’s, P.A.

2.

discussed with Dohan and Company the matters required to be discussed by SAS 61, as modified or supplemented; and

3.

received the written disclosures and letter from Dohan and Company required by Independence Standards Board Standard No. 1 and discussed Dohan and Company's independence with representatives of Dohan and Company.

Based on the review and discussions referred to above performed by Ms. Minka, the audit committee recommends to the board of directors that the audited financial statements for the fiscal year ended August 31, 2007, be included in the Company's annual report on Form 10-KSB filed with the Securities and Exchange Commission.

By the Audit Committee

Brendan Burns

Joe Vosburgh

During the fiscal year ended August 31, 2007, the board established the following committee:

Compensation Advisory Committee

Until January 19, 2006, there was no compensation advisory committee. The compensation advisory committee was struck on January 19, 2006 and was composed of Joe Vosburgh and Nicola Simon until February 8, 2007. From February 9, 2007, to April 16, 2007, Joe Vosburgh was the only member of the compensation advisory  committee. From April 17, 2007 to August 31, 2007, the compensation advisory committee was composed of Joe Vosburgh and Brendan Burns.

The board of directors has not adopted a policy with regard to the consideration of any director candidates recommended by security holders, since to date the board has not received from any security holder a director nominee recommendation.  The board of directors will consider candidates recommended by security holders in the future. Security holders wishing to recommended a director nominee for consideration should contact Mr. Laith Nosh, President, at the Company's principal executive offices located in Coquitlam, British Columbia and provide to Mr. Nosh, in writing, the recommended director nominee's professional resume covering all activities during the past five years, the information required by Item 401 of Regulation S-B, and a statement of the reasons why the security holder is making the recommendation. The Company must receive such recommendation before August 31, 2007.

The board of directors believes that any director nominee must possess significant experience in business and/or financial matters as well as a particular interest in the Company's activities.

Nomination Process

        The Board of Directors has not appointed a standing nominating committee but intends to do so during the current year. The board as a whole has addressed the process of determining director nominees. The board has not adopted a charter to govern the director nomination process.

        Of the currently serving directors, one would be deemed to be independent within the meaning of the National Association of Securities Dealers, Inc.'s listing standards.  For this purpose, a director is deemed to be independent if he does not possess any vested interests related to those of management and does not have any financial, family or other material personal ties to management.

        The board of directors has not adopted a policy with regard to the consideration of any director candidates recommended by security holders, since to date the board has not received from any security holder a director nominee recommendation.  The board of directors will consider candidates recommended by security holders in the future. Security holders wishing to recommended a director nominee for consideration should contact Mr. Laith Nosh, President, at the Company's principal executive offices located in Coquitlam, British Columbia and provide to Mr. Nosh, in writing, the recommended director nominee's professional resume covering all activities during the past five years, the information required by Item 401 of Regulation SB, and a statement of the reasons why the security holder is making the recommendation. The Company must receive such recommendation before August 31, 2008.

        The board of directors believes that any director nominee must possess significant experience in business and/or financial matters as well as a particular interest in the Company's activities.

Shareholder Communications

        Any shareholder of the Company wishing to communicate to the board of directors may do so by sending written communication to the board of directors to the attention of Mr. Laith Nosh, President, at the principal executive offices of the Company.  The board of directors will consider any such written communication at its next regularly scheduled meeting.

        Any transactions between the Company and its officers, directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent, outside disinterested directors.

c.      Code of Ethics

The directors of our current board adopted a Code of Business Conduct and Ethics on December 12, 2006 for all of our directors, officers and employees.  Our Code of Business Conduct and Ethics is posted on our internet website www.ikona.ca. We will provide to any person without charge, upon request, a copy of our Code of Business Conduct and Ethics.  Such request should be made in writing and addressed to Investor Relations, Ikona Gear International, Inc., 1650 Brigantine Drive, Unit #100, Coquitlam, British Columbia, Canada, V3K 7B5.

        3.        Remuneration and Executive Compensation

        COMPENSATION DISCUSSION AND ANALYSIS

Introduction. This Compensation Discussion and Analysis (“CD&A”) provides an overview of the Company’s executive compensation program together with a description of the material factors underlying the decisions which resulted in the compensation provided for 2007 to the Company’s Chief Executive Officer (“CEO”) ( the “Named Executive Officers” or “NEOs”), as presented in the tables which follow this CD&A. The following discussion and analysis contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of financial results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

Compensation Committee. The Compensation Committee (the “Committee”) of the Board of Directors is composed of one employee Director and one non-employee Director.  Brendan Burns is considered independent under the guidelines of the NASD listing standards. Joe Vosburgh would be considered related under the guidelines of the NASD listing standards. The Committee has responsibility for determining and implementing the Company’s philosophy with respect to executive compensation. To implement this philosophy, the Committee oversees the establishment and administration of the Company’s executive compensation program.

Compensation Philosophy and Objectives. The guiding principle of the Committee’s executive compensation philosophy is that the executive compensation program should enable the Company to attract, retain and motivate a team of highly qualified executives who will create long-term value for the Shareholders. To achieve this objective, the Committee has developed an executive compensation program that is ownership-oriented and that rewards the attainment of specific annual, long-term and strategic goals that will result in improvement in total shareholder return. To that end, the Committee believes that the executive compensation program should include both cash and equity-based compensation that rewards specific performance. In addition, the Committee continually monitors the effectiveness of the program to ensure that the compensation provided to executives remains competitive relative to the compensation paid to executives in a peer group comprised of select engineering and manufacturing companies. The Committee annually evaluates the components of the compensation program as well as the desired mix of compensation among these components. The Committee believes that a substantial portion of the compensation paid to the Company’s NEOs should be at risk, contingent on the Company’s operating and market performance. Consistent with this philosophy, the Committee will continue to place significant emphasis on stock-based compensation and performance measures, in an effort to more closely align compensation with Shareholder interests and to increase executives’ focus on the Company’s long-term performance.

Committee Process. The Committee meets as often as necessary to perform its duties and responsibilities. The Committee usually meets with the CEO and CFO. In addition, the Committee periodically meets in executive session without management.

The Committee’s meeting agenda is normally established by the Committee Chairperson in consultation with the CEO and CFO. Committee members receive and review materials in advance of each meeting. Depending on the meeting’s agenda, such materials may include: financial reports regarding the Company’s performance, reports on achievement of individual and corporate objectives, reports detailing executives’ stock ownership and options, tally sheets setting forth total compensation and information regarding the compensation programs and levels of certain peer group companies.

  Role of Executive Officers in Compensation Decisions. The Committee makes all compensation decisions for the CEO and the CFO. Decisions regarding the compensation of other employees are made by the CEO and CFO in consultation with the Committee. In this regard, the CEO and CFO provide the Committee evaluations of executive performance, business goals and objectives and recommendations regarding salary levels and equity awards.

  Market-Based Compensation Strategy.  The Committee adopted the following market-based compensation strategy:

•

Pay levels are evaluated and calibrated relative to other companies of comparable size operating in the engineering and manufacturing business (the “Peer Group”) as the primary market reference point. In addition, general industry data is reviewed as an additional market reference and to ensure robust competitive data.

•	Target total direct compensation (target total cash compensation plus the annualized expected value of long-term incentives) levels for NEOs are calibrated relative to the Peer Group.
•	Base salary and target total cash compensation levels (base salary plus target annual incentive) for NEOs are calibrated to the Peer Group.
•	The long-term incentive component of the executive compensation program is discretionary and viewed in light of the target total direct compensation level.

The Committee retains discretion, however, to vary compensation above or below the targeted percentile based upon each NEO’s experience, responsibilities and performance.

Total Direct Compensation

Our objective is to target total direct compensation, consisting of cash salary, cash bonus and long term equity compensation at levels consistent with the surveyed companies, if specified corporate and business unit performance metrics and individual performance objectives are met. We selected this target for compensation to remain competitive in attracting and retaining talented executives. Many of our competitors are significantly larger and have financial resources greater than our own. The competition for experienced, technically proficient executive talent in the engineering industry is currently particularly acute, as companies seek to draw from a limited pool of such executives.

We structure total direct compensation to the named executive officers so that most of this compensation is delivered in the form of equity awards in order to provide incentives to work toward long-term profitable growth that will enhance stockholder returns. We also structure their cash compensation so that a significant portion is at risk under the cash bonus plan, payable based on corporate, business unit and individual performance. In the following sections, we further detail each component of total direct compensation.

Components of Compensation. For the year ended August 31, 2007, the sole component of compensation for the CEO was base salary. We did not provide additional compensation in the form of annual incentive bonus, long term incentives, retirement benefits, or perquisites.

Base Salary. The Company provides the CEO with base salaries to compensate him for services rendered during the year. The Committee believes that competitive salaries must be paid in order to attract and retain high quality executives. The Committee reviews the CEO’s  salary at the end of each year, with any adjustments to base salary becoming effective on September 1 of the succeeding year.

In determining base salary level for executive officers, the committee considers the following qualitative and quantitative factors:

•	job level and responsibilities,

•	relevant experience,

•	individual performance,

•	recent corporate performance, and

We review base salaries annually, but we do not necessarily award salary increases each year. From time to time base salaries may be adjusted other than as a result of an annual review, in order to address competitive pressures or in connection with a promotion.

The following table and discussions summarizes all plan and non-plan compensation earned by or paid to our chief executive officer and former chief financial officer for our last 3 completed fiscal years. Except where noted, no other executive officer received total annual salary and bonus of at least US$100,000 during those periods.

SUMMARY COMPENSATION TABLE

					Long Term Compensation
	Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Award(s) ($)	Options/ SARs(#)	LTIP Payout ($)	All Other Compensa- tion ($)
Laith I. Nosh, President & CEO [1]	2007	$121,546	-0-	12,420	-0-	295,333[2]	-0-	-0-
Laith I. Nosh, President & CEO [1]	2006	$118,396	-0-	12,000	-0-	150,000[3]	-0-	-0-
Laith I. Nosh, President & CEO [1]	2005	$110,632	-0-	13,700	-0-	40,000[4]	-0-	-0-
Joseph Vosburgh, Executive VP [5]	2007	$119,796	-0-	-0-	-0-	1,000,000[6]	-0-	-0-
Joseph Vosburgh, Executive VP [5]	2006	-0-	-0-	-0-	-0-	120,000[7]	-0-	-0-
Joseph Vosburgh, Executive VP	2005	-0-	-0-	-0-	-0-	100,000[8]	-0-	-0-
Gheorghe Stefan, COO [9]	2007	$108,323	-0-	4,291	-0-	781,000[10]	-0-	-0-
Gheorghe Stefan, COO [9]	2006	$78,300	-0-	4,176	-0-	762,500[11]	-0-	-0-
Gheorghe Stefan, COO [9]	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Sasa Tesic, Chief Engineer [12]	2007	$108,323	-0-	-0-	-0-	778,417[13]	-0-	-0-
Sasa Tesic, Chief Engineer [12]	2006	$76,560	-0-	-0-	-0-	762,500[14]	-0-	-0-
Sasa Tesic, Chief Engineer [12]	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-

1 Mr. Nosh became President & CEO of Ikona Gear International, Inc. on October 27, 2003 when Oban Mining Inc. acquire Ikona Gear USA, Inc. Mr. Nosh received no compensation prior to this date for his services, except from Ikona Gear USA, Inc. Mr. Nosh received his compensation in the form of management fees paid to his consultancy, Diversified Sciences Limited.

2 On April 16, 2007, pursuant to our Amended 2003 Equity Incentive Plan, Mr. Nosh was granted 295,333 options with an exercise price of $0.52 per share pursuant to his services as a director and committee member and to his performance. Of 295,333 options granted, 250,000 vested immediately and 45,333 are subject to quarterly vesting over a period of three years.

3 On July 24, 2006, pursuant to our 2003 Equity Incentive Plan, Mr. Nosh was granted 150,000 options with an exercise price of $0.27 per share pursuant to his services as a director and committee member. All the options granted, vested immediately.

4 On July 13, 2005, pursuant to our 2003 Equity Incentive Plan, Mr. Nosh was granted 40,000 options with an exercise price of $0.56 per share pursuant to his services as a director and committee member. All the 40,000 options granted, vested immediately.

5 Mr. Vosburgh became Executive VP of Ikona Gear International, Inc. on November 14, 2006.  Mr. Vosburgh has been acting as a Director of the Company since 2005 and received no stock options prior to this date for his services.

6 On April 16, 2007, pursuant to our Amended 2003 Equity Incentive Plan, Mr. Vosburgh was granted 1,000,000 options with an exercise price of $0.52 per share pursuant to his services as a director, officer, committee member and his employment. Of 1,000,000 options granted, 475,000 vested immediately, and 525,000 are subject to quarterly vesting over a period of three years.

7 On July 24, 2006, pursuant to our 2003 Equity Incentive Plan, Mr. Vosburgh was granted 120,000 options with an exercise price of $0.27 per share pursuant to his services as a director and committee member. All the options granted, vested immediately.

8 On July 13, 2005, pursuant to our 2003 Equity Incentive Plan, Mr. Vosburgh was granted 100,000 options with an exercise price of $0.56 per share pursuant to his services as a director and committee member. All the options granted, vested immediately.

9 Mr. Stefan commenced his employment with Ikona Gear International, Inc. on September 15, 2005 as Director of Manufacturing and Supply Chain and became a COO on October 1, 2006..  Mr. Stefan has been acting as an Officer of the Company since 2005 and received no stock options prior to this date for his services.

10 On April 16, 2007, pursuant to our Amended 2003 Equity Incentive Plan, Mr. Stefan was granted 781,000 options with an exercise price of $0.52 per share pursuant to his services as an officer and his performance. Of 781,000 options granted, 750,000 vested immediately, and 31,000 is subject to quarterly vesting over a period of three years.

11 On November 3, 2005, pursuant to our 2003 Equity Incentive Plan, Mr. Stefan was granted 150,000 options with an exercise price of $0.47 per share pursuant to his services as an officer. All the options granted are subject to quarterly vesting over a period of three years. On August 22, 2006, pursuant to our 2003 Equity Incentive Plan, Mr. Stefan was granted 612,500 options with an exercise price of $0.35. All the options granted, vested immediately.

12 Mr. Tesic commenced his employment with Ikona Gear International, Inc. on October 17, 2005 as Chief Engineer. Mr. Tesic has been acting as an Officer of the Company since 2005 and received no stock options prior to this date for his services.

13 On April 16, 2007, pursuant to our Amended 2003 Equity Incentive Plan, Mr. Tesic was granted 778,417 options with an exercise price of $0.52 per share pursuant to his services as an officer and his performance. Of 778,417 options granted, 750,000 vested immediately, and 28,417 are subject to quarterly vesting over a period of three years..

14 On November 3, 2005, pursuant to our 2003 Equity Incentive Plan, Mr. Tesic was granted 150,000 options with an exercise price of $0.47 per share pursuant to his services as an officer. All the options granted are subject to quarterly vesting over a period of three years. On August 22, 2006, pursuant to our 2003 Equity Incentive Plan, Mr. Tesic was granted 612,500 options with an exercise price of $0.35. All the options granted, vested immediately.

None of the current executive officers were either employed or served in an executive or employment capacity with the company prior to assuming their duties for Ikona on October 28, 2003, subsequent to the last fiscal year of Ikona Gear.  Upon acquiring Ikona Gear International, Inc., we adopted the fiscal year end of Ikona, being August 31, 2003.  Prior to acquiring Ikona, our fiscal year end was December 31, 2002.

No executive officer has received or will receive perquisites and other personal benefits which, in the aggregate, exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus paid during the fiscal year.  See “Director Compensation” below for options granted during the fiscal year ended August 31, 2007, to any of the named executive officers. No options were exercised during the year ended August 31, 2007 by our current officers and directors.

Director Compensation

Each of our current directors received an option grant to purchase shares of our common stock under our Amended Equity Incentive Plan. Directors generally receive options to purchase 150,000 shares of our common stock upon joining the board and further options to purchase 50,000 shares of our common stock for each committee on which they serve. We also have annual grants of options to purchase 100,000 shares of our common stock to directors who continue to serve. Directors who are also officers of our company generally receive an option to purchase an additional 150,000 shares of our common stock. Both, chairman of the board and secretary of the board, generally receive options to purchase 100,000 shares each.  Directors who are employees of our company may be granted a further "dollar-weighted" option to acquire common stock when first employed by our company, whereby they receive an option to acquire one share of common stock per dollar of salary that they earn on an annualized basis.  We may grant additional options to other directors commensurate with their roles and other subjective assessments of the compensation committee.  Options are priced based on a 100% of their market value on the date of the grant. Options terminate ninety (90) days after services as a director or committee member are terminated.

In a grant on July 13, 2005, Mr. Nosh was granted an option to purchase 40,000 shares of common stock at a purchase price of $0.56 and fully vested upon issuance, related to his services as a director and an audit committee member.

In a grant on July 24, 2006, Mr. Nosh was granted an option to purchase 150,000 shares of common stock at a purchase price of $0.27 and fully vested upon issuance, related to his services as a director and an audit committee member.

In a grant on April 16, 2007, Mr. Nosh was granted an option to purchase 295,333 shares of common stock at a purchase price of $0.52 of which 250,000 relate to his services as a director and officer and vested upon issuance. The remaining 45,333 shares relate to his employment and vest on a quarterly basis over a three-year period.  Vesting of these options is contingent on Mr. Nosh being employed as contemplated and on his continued employment.

In a grant on July 13, 2005, Mr. Nosh was granted an option to purchase 40,000 shares of common stock at a purchase price of $0.56 and fully vested upon issuance, related to his services as a director and an audit committee member.

In a grant on April 16, 2007, Mr. Vosburgh was granted an option to purchase 1,000,000 shares of common stock at a purchase price of $0.52. Of 1,000,000 options granted, 550,000 vested immediately and the rest of options vest quarterly over the period of three years. 750,000 options granted related to his employment and 250,000 options granted related to his services as a director and audit and compensation committee member.

In a grant on July 24, 2006, Mr. Nosh was granted an option to purchase 150,000 shares of common stock at a purchase price of $0.27 and fully vested upon issuance, related to his services as a director.

In a grant on July 24, 2006, Mr. Vosburgh was granted an option to purchase 120,000 shares of common stock at a purchase price of $0.27 and fully vested upon issuance, related to his services as a director.

In a grant on April 16, 2007, Mr. Burns was granted an option to purchase 350,000 shares of common stock at a purchase price of $0.52 and fully vested upon issuance, related to his services as a director and audit and compensation committee member.

The following table sets forth information concerning compensation paid to the Company’s directors during the most recently completed fiscal year:

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensa tion	Nonqualified Deferred Compensation Earnings	All Other Compensa tion	Total
Laith I. Nosh	$121,546	$-0-	$153,573	$-0-	$-0-	$-0-	$275,119
Joe Vosburgh	$119,796	$-0-	$520,000	$-0-	$-0-	$-0-	$639,796
Brendan Burns	$-0-	$-0-	$182,000	$-0-	$-0-	$-0-	$182,000

2003 Equity Incentive Plan

On October 28, 2003, the board of directors authorized and our stockholders approved, the 2003 Equity Incentive Plan (“Equity Incentive Plan” or the “Plan”) for our officers, directors and other employees, plus outside consultants and advisors.  Under the Equity Incentive Plan, our employees, outside consultants and advisors may receive awards of non-qualified options and incentive options, stock appreciation rights or restricted stock.  A maximum of 4,400,000 shares of our common stock are subject to the Equity Incentive Plan.  At the annual meeting of shareholders held on April 16, 2007, the 2003 Stock Plan was amended to increase the number of options that may be issued under the plan to 8,400,000. As of the date of this report, no stock appreciation rights or restricted stock has been granted under the Equity Incentive Plan, and we have granted options to purchase 8,400,000 shares of our common stock.  To date no 80,000 options have been exercised by our former Director Nicola Simon at a price of $0.27 per share.  The purpose of the Equity

Incentive Plan is to provide employees, including our officers and employee directors, and non-employee consultants and advisors, with an increased incentive to make significant and extraordinary contributions to our long-term performance and growth, to join their interests with the interests of our shareholders, and to facilitate attracting and retaining employees of exceptional ability.

Currently under the Plan we have issued 8,400,000 options of which 8,320,000 remain unexercised. The options have a weighted average exercise price of $0.52 per share. The stock that we may issue under our Equity Incentive Plan shall not exceed 8,320,000 shares of common stock (determined without giving effect to any stock split) but we may reclaim stock and re-issue terminated options.  The exercise price of each incentive stock option shall be not less than 100% of the fair market value and such options may not be transferable. The exercise price of each non-statutory stock option shall be not less than 100% of the fair market value. The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments at the discretion of the board of directors or the compensation committee.  Options terminate on the earliest of (i) the date three months after termination, (ii) seven years from the date of grant, or (iii) an earlier date as previously agreed upon the by the board of directors or the compensation committee.

The Plan may be administered by the board, or in the board's sole discretion by the compensation committee of the board or such other committee as may be specified by the board to perform the functions and duties of the committee under the Plan. Subject to the provisions of the Plan, the committee and the board shall determine, from those eligible to be participants in the Plan, the persons to be granted stock options, stock appreciation rights and restricted stock, the amount of stock or rights to be optioned or granted to each such person, and the terms and conditions of any stock option, stock appreciation rights and restricted stock.

The following table sets forth information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of the end of the most recently completed fiscal year:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

	Option Awards				Stock Awards
Name	Award Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares of Units That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Laith Nosh	07/13/05	40,000[1]	-0-	-0-	$0.56	07/13/11	-0-	-0-	-0-	-0-
Laith Nosh	07/24/06	150,000[1]	-0-	-0-	$0.27	07/24/12	-0-	-0-	-0-	-0-
Laith Nosh	04/16/07	250,000[1]	-0-	-0-	$0.52	04/16/13	-0-	-0-	-0-	-0-
Laith Nosh	04/16/07	5,037[1]	40,296[2]	-0-	$0.52	04/16/13	-0-	-0-	-0-	-0-
Joe Vosburgh	07/13/05	100,000[1]	-0-	-0-	$0.56	07/13/11	-0-	-0-	-0-	-0-
Joe Vosburgh	07/24/06	120,000[1]	-0-	-0-	$0.27	07/24/12	-0-	-0-	-0-	-0-
Joe Vosburgh	04/16/07	250,000[1]	-0-	-0-	$0.52	04/16/13	-0-	-0-	-0-	-0-
Joe Vosburgh	04/16/07	250,000[1]	500,000[2]	-0-	$0.52	11/13/16	-0-	-0-	-0-	-0-
George Stefan	11/03/05	150,000[1]	-0-	-0-	$0.45	11/03/11	-0-	-0-	-0-	-0-
George Stefan	08/22/06	612,500[1]	-0-	-0-	$0.35	08/22/12	-0-	-0-	-0-	-0-
George Stefan	04/16/07	750,000[1]	-0-	-0-	$0.52	04/16/13	-0-	-0-	-0-	-0-
George Stefan	04/16/07	3,444[1]	27,556[2]	-0-	$0.52	04/16/13	-0-	-0-	-0-	-0-

1 These options are fully vested as of August 31, 2007.

2 These options vest in quarterly installments of 8.34% three years form the grant date.

Employment Agreements

As part of the merger agreement with our predecessor company, we assumed a consulting services agreement with Mr. Laith I. Nosh, our president and chief executive officer, dated November 1, 2002, amended on April 1, 2005. The agreement continues until Mr. Nosh provides six months' notice of termination. Mr. Nosh received $118,396 in the year ended August 31, 2006. The salary is to be approved by the board on November 1 of each year. There is no commitment to increase Mr. Nosh's salary, but his salary is subject only to upward review.  We also provide to Mr. Nosh a car allowance of $863 per month.  The Board will implement suitable provisions by the Company towards the Executive’s pension arrangements in respect of his service with the Company from the first anniversary of the commencement of consulting services pursuant to agreement being an amount no less than 20% per annum of the executive’s basic gross salary

Our consulting agreement with Raymond L. Polman, CA, our former chief financial officer and former director, is dated December 1, 2003.  The agreement was terminated and Mr. Polman ceased to be our chief financial officer as of November 8, 2006.  Mr. Polman received $42,800 in the year ended August 31, 2007 and $104,483 in the year ended August 31, 2006. Pursuant to the termination agreement, the Company agreed to pay Mr. Polman $26,000 and issue 200,000 restricted shares at $0.35 per share.

        4.         Compliance With Section 16(a) of the Exchange Act.

        Under the Securities Laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding more than ten percent (10%) of our common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission.  Specific due dates for these reports have been established and the Company is required to report in this report any failure to file by these dates.  All of these filing requirements were satisfied by our officers, directors, and ten-percent holders, with the following exception: - former Director Simon failed to file on a timely basis one report covering one transaction. In making these statements, we have relied on the written representation of its directors and officers or copies of the reports that they have filed with the Commission.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"

THE ELECTION OF THE NOMINEES AS DIRECTORS

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF AUDITORS

        The Board of Directors has selected the firm of Davidson & Company, LLP, Chartered Accountants, independent certified public accountants, to serve as auditors for the fiscal year ending August 31, 2008.    It is not expected that a member of Davidson & Company, LLP, Chartered Accountants, will be present at the Annual Meeting and that a member of that firm will be available to either make a statement or respond to appropriate questions.  Ratification of the selection of our auditors is not required under the laws of the State of Delaware, or applicable rules or regulations of the Securities and Exchange Commission but will be considered by the Board of Directors in selecting auditors for future years.

Changes in the Company’s Independent Registered Public Accountant.

       Effective January 3, 2008, the Company's Board of Directors and the Audit Committee of the Board of Directors approved a change in the Company's independent accountant.  The independent accountant who was dismissed as of January 3, 2008 and had been previously engaged as the principal accountant to audit the Company's financial statements was Dohan and Company, CPAs, P.A.  The audit reports of Dohan and Company, CPAs, P.A. on the consolidated financial statements of the Company as of and for the years ended August 31, 2006 and 2007 contained an uncertainty as to the Company’s ability to continue as a going concern, but otherwise did not contain an adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles..

       In connection with the audits of the Company's financial statements for the fiscal years ended August 31, 2006 and 2007, and in connection with the subsequent interim period up to the date of dismissal, there were no disagreements with Dohan and Company, CPAs, P.A on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Dohan and Company, CPAs, P.A would have caused Dohan and Company, CPAs, P.A to make reference to the matter in their report. Dohan and Company, CPAs, P.A. has not reported on financial statements for any subsequent periods after August 31, 2007.

       The Company has retained the accounting firm of Davidson & Company LLP, Chartered Accountants, Vancouver, BC Canada to serve as the Company's independent accountant to audit the Company's financial statements.  Prior to its engagement as the Company's independent accountant, Davidson & Company LLP, Chartered Accountants had not been consulted by the Company either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's financial statements or on any matter that was the subject of any prior disagreement between the Company and its previous certifying accountant. The engagement of Davidson & Company LLP, Chartered Accountants was effective on January 4, 2008.

       The engagement of Davidson & Company LLP was approved by the Board of Directors and the Audit Committee of the Board of Directors.

Audit Fees and Auditor Compensation

        The following table details aggregate fees billed for fiscal year ended August 31, 2007 by Dohan & Company, CPA’s, P.A.:

*	Professional services rendered for the audit of the Company's annual consolidated financial statements and the reviews of the Company's quarterly consolidated financial statements;

*	Financial information systems design and implementation; and

*	All other services:

	2007	2006
Audit fees - audit of annual financial statements and review of financial statements included in our quarterly reports, services normally provided by the accountant in connection with statutory and regulatory filings.	$81,592	$33,700

Audit-related fees - related to the performance of audit or review of financial statements not reported under "audit fees" above	0	0

Tax fees - tax compliance, tax advice and tax planning	0	0

All other fees - services provided by our principal accountants other than those identified above	0	0

Total fees paid or accrued to our principal accountants	$81,592	$33,700

        Neither the Board of Directors nor the Audit Committee of the Board of Directors has considered whether the provision of the services covered by the caption "Financial Information System Design and Implementation" or "Other" in the above table is compatible with Dohan & Company, CPA’s, P.A.'s independence.

Votes Required.

        Ratification of the selection of Davidson & Company, LLP, Chartered Accountants to serve as auditors for the fiscal year ending August 31, 2008 will require an affirmative vote of a majority of the outstanding shares of common stock of the Company represented in person or by proxy at the Annual Meeting and voting on this Proposal.

Management Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF DAVIDSON & COMPANY, LLP, CHARTERED ACCOUNTANTS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth information with respect to security ownership of certain beneficial owners of our common stock by:

*	each person who beneficially owns more than 5% of the common stock

The table shows the number of shares owned as of December 31, 2007, and the percentage of outstanding common stock owned as of December 31, 2007.  Each person has sole voting and investment power with respect to the shares shown, except as noted.

Name and Address of Beneficial Owner	Number of SharesOf Common Stock Beneficially Owned (1)	Percentage of Outstanding Shares Owned (as of December 31, 2007) (2)

Nasser M. Al-Jarallah c/o Dr. Jameel K. Matar Bin Tami Center King AbdulAziz St. Riyadh 11491, KSA	7,469,998(3)	20.44

(1)

Security ownership of certain beneficial owners is based on information provided to us, and the beneficial owner has no obligation to inform us of or otherwise report any changes in beneficial ownership.  Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)

The percentages shown are calculated based upon 34,057,791 shares of common stock outstanding on December 31, 2007.  In calculating the percentage of ownership, unless as otherwise indicated, all shares of common stock that the identified person or group had the right to acquire within 60 days of the date of this report upon the exercise of options and warrants are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(3)	Mr. Jarallah would be deemed the beneficial owner of an aggregate of 7,469,998 units of our common stock (4,979,999 shares and 2,489,999 warrants).

The following table sets forth information with respect to security ownership of management of our common stock by:

*	each of our executive officers named in the Management section;
*	each of our directors; and
*	all executive officers and directors as a group.

The table shows the number of shares owned as of December 31, 2007 and the percentage of outstanding common stock owned as of December 31, 2007.  Each person has sole voting and investment power with respect to the shares shown, except as noted.

Name and Address of Beneficial Owner	Number of Shares Of Common Stock Beneficially Owned (1)	Percentage of Outstanding Shares Owned (as of December 31, 2007)(2)
Laith Nosh 1041 Millstream Road West Vancouver, BC Canada, V7S 2C6	6,995,0373)	15.59

George Stefan 840 Vedder Place Port Coquitlam, BC Canada, V3B 8G4	1,457,611(4)	3.25

Sasha Tesic 68-2678 King George Hwy Surrey, BC, Canada, V4P 1H6	1,457,324(5)	3,25

Joe Vosburgh 11018 164a Street Surrey, BC V4N 5G8	550,000(6)	1.22

Brendan Burns 3926 West 31st Avenue Vancouver, BC Canada, V6S 1Y5	350,000(7)	0.78

All Officers and Directors as a Group	10,809,972	24.09

_____________

(1)

Security ownership of management is based on information provided to us, and the beneficial owner has no obligation to inform us of or otherwise report any changes in beneficial ownership.  Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)

The percentages shown are calculated based upon 34,057,791 shares of common stock outstanding on December 31, 2007.  In calculating the percentage of ownership, unless as otherwise indicated, all shares of common stock that the identified person or group had the right to acquire within 60 days of the date of this report upon the exercise of options and warrants are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(3)

Mr. Nosh is a director and our president and chief executive officer. Of the 6,995,037 shares, 3,250,000 are held directly by Mr. Nosh; an aggregate of 2,725,000 shares are held by Diversified Sciences Limited, a controlled corporation of Mr. Nosh; and an aggregate of 25,000 shares are held of record by Ikona, also a controlled corporation of Mr. Nosh. This includes 995,037 shares of common stock that are subject to an option. Of the shares subject to an option, 995,037 are fully vested and could be purchased within 60 days from the date of this report.

(4)

Mr. Stefan is our chief operating officer.  This represents a grant of shares of common stock of 1,457,611 that are subject to option. Of the shares subject to an option, 1,457,611 are fully vested and could be purchased within 60 days from the date of this report.

(5)

Mr. Tesic is our chief engineering officer.  This represents a grant of shares of common stock of 1,457,324 that are subject to option. Of the shares subject to an option, 1,457,324 are fully vested and could be purchased within 60 days from the date of this report.

(6)

Mr. Vosburgh is one of our directors and executive VP.  This represents a grant of shares of common stock of 550,000 that are subject to option. Of the shares subject to an option, 550,000 are fully vested and could be purchased within 60 days from the date of this report.

(7)

Mr. Burns is one of our directors.  This represents an option to purchase 350,000 shares of common stock that is fully vested. Of the shares subject to an option, 350,000 are fully vested and could be purchased within 60 days from the date of this report.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Diversified, a consulting firm that is 100% owned by our president and chief executive officer provides services to us including the services of Laith I. Nosh as president and chief executive officer and in developing and executing our business plan. Total payments to Diversified in the year ended August 31, 2007 were $118,396 (2006 - $121,546, all of which was payment for Mr. Nosh's services.

Nomadic Financial Corp., a consulting firm that is 100% owned by our former chief financial officer, provided corporate finance services to us including the services of Raymond L. Polman, CA as chief financial officer in the year ended August 31, 2007. Total payments to Nomadic Financial Corp. in the year ended August 31, 2007 were $43,600 (2006 - $104,473), all of which was payment for Mr. Polman’s services.

OTHER MATTERS

        The Board of Directors knows of no business to be brought before the Annual Meeting other than as set forth above.  If, however, any other matters properly come before the Annual Meeting, it is the intention of the person's named in the enclosed proxy form to vote such proxies on such matters in accordance with their best judgment.

        Whether or not you expect to present at the meeting, please sign and return the enclosed proxy promptly.  Your vote is important.  If you wish to attend the meeting and wish to vote in person, you may withdraw your proxy.

IKONA GEAR INTERNATIONAL, INC.

By:_____________________________
Laith I. Nosh, Director, President, Chief Executive Officer and interim Chief Financial Officer

Shareholder Proposals For The 2008 Annual Meeting

If any shareholder wishes to present a proposal for inclusion in the proxy materials to be mailed by the Company with respect to the 2008 Annual Meeting of Shareholders, the proposal must be presented to the Company's management prior to August 31, 2008, along with proof of common stock ownership in the Company.  If, however, notwithstanding the foregoing deadline, a proposal is brought before the Meeting, then under the proxy rules of the Securities and Exchange Commission the proxies solicited by management with respect to the Annual Meeting will confer discretionary voting authority with respect to the shareholder's proposal on the person selected by management to vote the proxies.  If a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the Commission's proxy rules.  In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by overnight courier to Ikona Gear International, Inc., 1650 Brigantine Drive, Unit #100, Coquitlam, British Columbia, Canada, V3K 7B5,  Attention:  Laith I. Nosh, President, CEO and Director.

Please review the following Questions and Answers in considering Shareholder Proposals for our next Annual Meeting:

This section addresses when a company must include a shareholder's proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. In summary, in order to have your shareholder proposal included on a company's proxy card, and included along with any supporting statement in its proxy statement, you must be eligible and follow certain procedures. Under a few specific circumstances, the company is permitted to exclude your proposal, but only after submitting its reasons to the Commission. We structured this section in a question-and-answer format so that it is easier to understand. The references to “you” are to a shareholder seeking to submit the proposal.

Question 1: What is a proposal?

A shareholder proposal is your recommendation or requirement that the company and/or its board of directors take action, which you intend to present at a meeting of the company's shareholders. Your proposal should state as clearly as possible the course of action that you believe the company should follow. If your proposal is placed on the company's proxy card, the company must also provide in the form of proxy means for shareholders to specify by boxes a choice between approval or disapproval, or abstention. Unless otherwise indicated, the word “proposal” as used in this section refers both to your proposal, and to your corresponding statement in support of your proposal (if any).

Question 2: Who is eligible to submit a proposal, and how do I demonstrate to the company that I am eligible?

In order to be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1%, of the company's securities entitled to be voted on the proposal at the meeting for at least one year by the date you submit the proposal. You must continue to hold those securities through the date of the meeting.

If you are the registered holder of your securities, which means that your name appears in the company's records as a shareholder, the company can verify your eligibility on its own, although you will still have to provide the company with a written statement that you intend to continue to hold the securities through the date of the meeting of shareholders. However, if like many shareholders you are not a registered holder, the company likely does not know that you are a shareholder, or how many shares you own. In this case, at the time you submit your proposal, you must prove your eligibility to the company in one of two ways:

(a) The first way is to submit to the company a written statement from the “record” holder of your securities (usually a broker or bank) verifying that, at the time you submitted your proposal, you continuously held the securities for at least one year. You must also include your own written statement that you intend to continue to hold the securities through the date of the meeting of shareholders; or

(b) The second way to prove ownership applies only if you have filed a Schedule 13D, Schedule 13G, Form 3, Form 4, and/or Form 5,  or amendments to those documents or updated forms,

reflecting your ownership of the shares as of or before the date on which the one-year eligibility period begins. If you have filed one of these documents with the SEC, you may demonstrate your eligibility by submitting to the company:

(i)

A copy of the schedule and/or form, and any subsequent amendments reporting a change in your ownership level;

(ii)

Your written statement that you continuously held the required number of shares for the one-year period as of the date of the statement; and

(iii)

Your written statement that you intend to continue ownership of the shares through the date of the company's annual or special meeting.

Question 3: How many proposals may I submit?

Each shareholder may submit no more than one proposal to a company for a particular shareholders' meeting.

Question 4: How long can my proposal be?

The proposal, including any accompanying supporting statement, may not exceed 500 words.

Question 5: What is the deadline for submitting a proposal?

If you are submitting your proposal for the company's annual meeting, you can in most cases find the deadline in last year's proxy statement. However, if the company did not hold an annual meeting last year, or has changed the date of its meeting for this year more than 30 days from last year's meeting, you can usually find the deadline in one of the company's quarterly reports on Form 10–Q or 10–QSB, or in shareholder reports of investment companies under the Investment Company Act of 1940. In order to avoid controversy, shareholders should submit their proposals by means, including electronic means, that permit them to prove the date of delivery.

The deadline is calculated in the following manner if the proposal is submitted for a regularly scheduled annual meeting. The proposal must be received at the company's principal executive offices not less than 120 calendar days before the date of the company's proxy statement released to shareholders in connection with the previous year's annual meeting. However, if the company did not hold an annual meeting the previous year, or if the date of this year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before the company begins to print and send its proxy materials.

If you are submitting your proposal for a meeting of shareholders other than a regularly scheduled annual meeting, the deadline is a reasonable time before the company begins to print and send its proxy materials.

Question 6: What if I fail to follow one of the eligibility or procedural requirements explained in answers to Questions 1 through 4 of this section?

The company may exclude your proposal, but only after it has notified you of the problem, and you have failed adequately to correct it. Within 14 calendar days of receiving your proposal, the company must notify you in writing of any procedural or eligibility deficiencies, as well as of the time frame for your response. Your response must be postmarked, or transmitted electronically, no later than 14 days from the date you received the company's notification. A company need not provide you such notice of a deficiency if the deficiency cannot be remedied, such as if you fail to submit a proposal by the company's properly determined deadline. If the company intends to exclude the proposal, it will later have to make a submission under §240.14a–8 and provide you with a copy under Question 10 below.

If you fail in your promise to hold the required number of securities through the date of the meeting of shareholders, then the company will be permitted to exclude all of your proposals from its proxy materials for any meeting held in the following two calendar years.

Question 7: Who has the burden of persuading the Commission or its staff that my proposal can be excluded?

Except as otherwise noted, the burden is on the company to demonstrate that it is entitled to exclude a proposal.

Question 8: Must I appear personally at the shareholders' meeting to present the proposal?

Either you, or your representative who is qualified under state law to present the proposal on your behalf, must attend the meeting to present the proposal. Whether you attend the meeting yourself or send a qualified representative to the meeting in your place, you should make sure that you, or your representative, follow the proper state law procedures for attending the meeting and/or presenting your proposal.

If the company holds its shareholder meeting in whole or in part via electronic media, and the company permits you or your representative to present your proposal via such media, then you may appear through electronic media rather than traveling to the meeting to appear in person.

If you or your qualified representative fail to appear and present the proposal, without good cause, the company will be permitted to exclude all of your proposals from its proxy materials for any meetings held in the following two calendar years.

Question 9: If I have complied with the procedural requirements, on what other bases may a company rely to exclude my proposal?

Improper under state law: If the proposal is not a proper subject for action by shareholders under the laws of the jurisdiction of the company's organization; Note:  Depending on the subject matter, some proposals are not considered proper under state law if they would be binding on the company if approved by shareholders. In our experience, most proposals that are cast as recommendations or requests that the board of directors take specified action are proper under state law. Accordingly, we will assume that a proposal drafted as a recommendation or suggestion is proper unless the company demonstrates otherwise.

Violation of law: If the proposal would, if implemented, cause the company to violate any state, federal, or foreign law to which it is subject; Note:  We will not apply this basis for exclusion to permit exclusion of a proposal on grounds that it would violate foreign law if compliance with the foreign law would result in a violation of any state or federal law.

Violation of proxy rules: If the proposal or supporting statement is contrary to any of the Commission's proxy rules, including §240.14a-9, which prohibits materially false or misleading statements in proxy soliciting materials;

Personal grievance; special interest: If the proposal relates to the redress of a personal claim or grievance against the company or any other person, or if it is designed to result in a benefit to you, or to further a personal interest, which is not shared by the other shareholders at large;

Relevance: If the proposal relates to operations which account for less than 5 percent of the company's total assets at the end of its most recent fiscal year, and for less than 5 percent of its net earnings and gross sales for its most recent fiscal year, and is not otherwise significantly related to the company's business;

Absence of power/authority: If the company would lack the power or authority to implement the proposal;

Management functions: If the proposal deals with a matter relating to the company's ordinary business operations;

Relates to election: If the proposal relates to an election for membership on the company's board of directors or analogous governing body;

Conflicts with company's proposal: If the proposal directly conflicts with one of the company's own proposals to be submitted to shareholders at the same meeting; Note:  A company's submission to the Commission under this section should specify the points of conflict with the company's proposal.

Substantially implemented: If the company has already substantially implemented the proposal;

Duplication: If the proposal substantially duplicates another proposal previously submitted to the company by another proponent that will be included in the company's proxy materials for the same meeting;

Resubmissions: If the proposal deals with substantially the same subject matter as another proposal or proposals that has or have been previously included in the company's proxy materials within the preceding 5 calendar years, a company may exclude it from its proxy materials for any meeting held within 3 calendar years of the last time it was included if the proposal received:

(a) Less than 3% of the vote if proposed once within the preceding 5 calendar years;

(b) Less than 6% of the vote on its last submission to shareholders if proposed twice previously within the preceding 5 calendar years; or

(c) Less than 10% of the vote on its last submission to shareholders if proposed three times or more previously within the preceding 5 calendar years; and

Specific amount of dividends: If the proposal relates to specific amounts of cash or stock dividends.

Question 10: What procedures must the company follow if it intends to exclude my proposal?

If the company intends to exclude a proposal from its proxy materials, it must file its reasons with the Commission no later than 80 calendar days before it files its definitive proxy statement and form of proxy with the Commission. The company must simultaneously provide you with a copy of its submission. The Commission staff may permit the company to make its submission later than 80 days before the company files its definitive proxy statement and form of proxy, if the company demonstrates good cause for missing the deadline.

The company must file six paper copies of the following:

(a) The proposal;

(b) An explanation of why the company believes that it may exclude the proposal, which should, if possible, refer to the most recent applicable authority, such as prior Division letters issued under the rule; and

(c) A supporting opinion of counsel when such reasons are based on matters of state or foreign law.

Question 11: May I submit my own statement to the Commission responding to the company's arguments?

Yes, you may submit a response, but it is not required. You should try to submit any response to us, with a copy to the company, as soon as possible after the company makes its submission. This way, the Commission staff will have time to consider fully your submission before it issues its response. You should submit six paper copies of your response.

Question 12: If the company includes my shareholder proposal in its proxy materials, what information about me must it include along with the proposal itself?

The company's proxy statement must include your name and address, as well as the number of the company's voting securities that you hold. However, instead of providing that information, the company may instead include a statement that it will provide the information to shareholders promptly upon receiving an oral or written request.

The company is not responsible for the contents of your proposal or supporting statement.

Question 13: What can I do if the company includes in its proxy statement reasons why it believes shareholders should not vote in favor of my proposal, and I disagree with some of its statements?

The company may elect to include in its proxy statement reasons why it believes shareholders should vote against your proposal. The company is allowed to make arguments reflecting its own point of view, just as you may express your own point of view in your proposal's supporting statement.

However, if you believe that the company's opposition to your proposal contains materially false or misleading statements that may violate our anti-fraud rule, §240.14a–9, you should promptly send to the Commission staff and the company a letter explaining the reasons for your view, along with a copy of the company's statements opposing your proposal. To the extent possible, your letter should include specific factual information demonstrating the inaccuracy of the company's claims. Time permitting, you may wish to try to work out your differences with the company by yourself before contacting the Commission staff.

We require the company to send you a copy of its statements opposing your proposal before it sends its proxy materials, so that you may bring to our attention any materially false or misleading statements, under the following timeframes:

(a)

If our no-action response requires that you make revisions to your proposal or supporting statement as a condition to requiring the company to include it in its proxy materials, then the company must provide you with a copy of its opposition statements no later than 5 calendar days after the company receives a copy of your revised proposal; or

(b)

In all other cases, the company must provide you with a copy of its opposition statements no later than 30 calendar days before its files definitive copies of its proxy statement and form of proxy under §240.14a–6.